Exhibit 99.1

Beth Frost-Johnson, Sr. VP of Marketing
Merge Healthcare
414.977.4254
bfrost@merge.com

Michael D. Dunham, Chairman of the Board
Merge Healthcare
414.977.4000

MERGE TECHNOLOGIES WILL CONTINUE TO BE LISTED ON NASDAQ PENDING FINAL DETERMINATION BY NASDAQ PANEL

Milwaukee, WI, July 7, 2006 — Merge Technologies Incorporated, d.b.a. Merge Healthcare (NASDAQ: MRGE; TSX: MRG), today announced that the Company has been informed by the staff of The NASDAQ Stock Market that the NASDAQ Listing Qualifications Panel’s review of the Company’s status as a NASDAQ-listed company is ongoing and that the Company’s common stock will continue to be listed on the NASDAQ National Market until at least such time as a final determination is made by the Panel.

As previously disclosed, the NASDAQ Listing Qualifications Panel determined to continue the listing of the Company’s common stock on the NASDAQ National Market subject to the Company’s filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, all required restatements and its Form 10-Q for the quarter ended March 31, 2006 by no later than July 7, 2006. The Company has not yet filed these periodic reports. The Company currently expects to make all of these filings by the end of the third quarter of 2006 and, accordingly, has requested that the NASDAQ Listing Qualifications Panel grant the Company an additional extension to regain compliance with the NASDAQ listing requirements. The Company cannot predict whether the NASDAQ Listing Qualifications Panel will grant the Company’s request for an additional extension or, if granted, how long the extension will be.

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Merge Healthcare is a market leader in the development and delivery of medical imaging and information management software and services. Our innovative software solutions use leading edge imaging software technologies that accelerate market delivery for our OEM customers, while our end-user solutions improve our customers’ productivity and enhance the quality of patient care they provide. For additional information, visit our website at www.merge.com.

Merge eMed, a Merge Healthcare company, is focused on accelerating productivity for radiology departments and specialty practices, imaging centers and hospitals. By combining sophisticated RIS, PACS, advanced visualization and clinical imaging applications, Merge eMed delivers integrated end-to-end software solutions and professional services that are transforming the way our customers interact with referring physicians, manage their workflow, position their businesses in their markets and deliver imaging and information services to their customers. For additional information, visit our website at www.merge-emed.com.

Cedara Software is a Merge Healthcare company focused on the development of custom engineered software applications and development tools for the medical imaging OEM and International markets. Cedara software is deployed in hospitals and clinics worldwide and is licensed by many of the world’s leading medical device and healthcare information technology companies. Cedara technologies and expertise span all the major digital imaging modalities including computed tomography (CT), magnetic resonance imaging (MRI), digital X-ray, mammography, ultrasound, echo-cardiology, angiography, nuclear medicine, positron emission tomography (PET) and fluoroscopy. Cedara medical imaging offerings are used in all aspects of clinical imaging workflow including the capture of a patient’s digital image; the archiving, communication and manipulation of digital images; sophisticated clinical applications to analyze digital images; and the use of imaging in minimally-invasive surgery. For additional information, visit our website at www.cedara.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. When used in this press release, the words “will,” “ believes,” “intends,” “ anticipates,” “ expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, the forward-looking statements based on a number of factors, including, but not limited to, possible decreased liquidity of the Company’s common stock and other possible adverse effects of the potential delisting from the NASDAQ National Market; the uncertainty created by, the adverse impact on relationships with customers, potential customers, suppliers and investors potentially resulting from, and other risks associated with, the changes in the Company’s senior management; costs, risks and effects of the investigation by the Audit Committee of the Board of Directors; the impact of the restatement of financial statements of the Company and other actions that may be taken or required as a result of such restatement; the Company’s inability to timely file reports with the Securities and Exchange Commission; costs, risks and effects of legal proceedings and investigations, including the informal, non-public inquiry being conducted by the Securities and Exchange Commission and class action, derivative, and other lawsuits; risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, ability to integrate acquisitions, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.